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                                                                   Exhibit 10.71

              FOURTH AMENDMENT TO AMENDED AND RESTATED ALLIED GROUP
                        INTERCOMPANY OPERATING AGREEMENT


THIS AMENDMENT dated as of October 1, 1998 ("Amendment") is entered into by and between Nationwide Mutual Insurance Company ("Nationwide"), successor in interest to ALLIED Mutual Insurance Company ("Mutual"), ALLIED Group, Inc. ("AGI"), and ALLIED Life Financial Corporation ("ALFC") to amend the Amended and Restated ALLIED Group Intercompany Operating Agreement made as of August 25, 1993, as amended as of November 1, 1993, May 16, 1994, and December 15, 1994 (the "Agreement").

      1.  This Amendment shall be effective as of October 1, 1998.
      2.  Section 10.1(a) of the Agreement is hereby amended, by deleting all of
          Section 10.1(a) following the heading and by replacing the deleted words with the following words:

             "10.1(a) Term. This Agreement shall continue from January 1, 1990 through December 31, 1998."

      3. Section 10.1(b) of the Agreement is hereby amended by replacing the words "(A)t the time any notice of termination is given under this Agreement," with "(U)pon termination of this Agreement,".
      4. Section 10.3 of the Agreement is hereby amended, by deleting all of the words in Section 10.3 and replacing them with the following words:

             "Section 10.3. Waiver of Null and Void Options. Any exercise of the options granted to Mutual, AGI and/or ALFC pursuant to the terms of Sections 10.3 and 10.4 of the Agreement, as they were written prior to this Amendment are hereby waived by Nationwide, AGI and ALFC and shall be deemed null and void as if never made."

      5. Section 10.4 of the Agreement is hereby amended by deleting all of the words in Section 10.4 and replacing them with the following words:

             "Section 10.4. End of Affiliation. A party to the Agreement shall cease to be a party to the Agreement when the party ceases to be a person, group or entity that is affiliated with Nationwide or any of the parties to the Agreement. A party ceases to be a party to the Agreement, when a person, group or entity that is not affiliated with a party to the Agreement acquires 50% or more of
             the  voting  stock  of  the  party.  A  person,   group  or  entity
             "affiliated with a party to the Agreement" shall mean a person, group or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the parties to the Agreement."
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      6.  Counterparts.  This Amendment may be executed simultaneously in one or more counterparts, each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers as of the day and year first written above.

Nationwide Mutual Insurance Company
By:  __________________________________
Print name: ____________________________
Title:  ________________________________

ALLIED Group, Inc.
By:  __________________________________
Print name:  __________________________
Title:  _______________________________

ALLIED Life Financial Corporation
By:  __________________________________
Print name:  __________________________
Title:  _______________________________